ARROW FINANCIAL CORPORATION
250 Glen Street, Glens Falls, New York  12801







NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Arrow Financial Corporation:

     Notice is hereby given that the Annual
Meeting of Shareholders of Arrow Financial
Corporation, a New York corporation (the
"Company"), will be held at the Queensbury
Hotel, Maple Street and Ridge Street, Glens
Falls, New York, on Wednesday, April 30, 1997, at 2:00 p.m. for the purpose of considering and voting upon the following matters:

     1.   The election of five directors to
Class B, each to hold office for a term of three years, or in each case until his or her successor shall have been elected and qualified.

     2.   Any other business which may be
properly brought before the meeting or any adjournment thereof.

          By Order of the Board of Directors



                         GERARD R. BILODEAU
                              Secretary





March 28, 1997










YOU ARE REQUESTED TO SIGN AND RETURN THE
ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER
OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.
YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO
THE MEETING, OR IF YOU ATTEND THE MEETING, YOU
MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

ARROW FINANCIAL CORPORATION
250 Glen Street
Glens Falls, New York  12801

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS
April 30, 1997

     This proxy statement is furnished in
connection with the solicitation by the Board of Directors of Arrow Financial Corporation, a New
York corporation (the Company"), of proxies to be voted at the Annual Meeting of Shareholders
(the "Meeting") to be held on Wednesday, April
30, 1997 at 2:00 p.m., at the Queensbury Hotel,
Maple Street and Ridge Street, Glens Falls, New
York 12801, and at any adjournment thereof.
This proxy statement and the accompanying form of proxy are first being sent to shareholders on March 28, 1997.

     At the Meeting, five directors will be
elected to Class B of the Company's Board of Directors.


RECORD DATE AND VOTING RIGHTS

     The Board of Directors of the Company
fixed March 14, 1997, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 5,639,839 shares of common stock, $1.00 par value, of the Company, which is the Company's only class of stock outstanding. Holders of record of common stock at the close of business on the record date are entitled to one vote for each share held on each matter submitted to a vote at the Meeting.

     A majority of the outstanding shares
present or represented by proxy will constitute a quorum at the Meeting. Consistent with applicable state law and the Company's
Certificate of Incorporation and Bylaws, the Company will treat all shares represented by proxy or in person at the Meeting as shares present or represented at the Meeting for purposes of determining a quorum. Shares represented by proxies or voted in person on ballots marked "WITHHOLD" or "ABSTAIN" on any proposal will be treated as shares present or represented at the Meeting for purposes of determining a quorum but will not be treated as shares voting on such proposal. Shares held in "street name" by brokers which are present or represented at the Meeting but are not voted by such brokers, for any reason, on a matter presented at the Meeting (so-called "broker nonvotes") will be treated as shares present in person or represented by proxy at the Meeting for purposes of determining a quorum but will not be treated as shares voting on such matter.
In the election of directors, which requires the affirmative vote of a plurality of the shares voting on such matter at the Meeting, neither shares voted "WITHHOLD" on the election of one or more directors nor broker nonvotes on such election will have the effect of a vote
"against" the election of one or more directors.


PROXIES

     Any shareholder executing a form of proxy which is solicited hereby has the power to revoke it prior to exercise of the authority conferred thereby. Revocation may be made effective by attending the Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal offices of the Company prior to the Meeting a written notice of revocation or a later-dated, properly executed proxy.

     Proxies will be solicited by mail. They may also be solicited by directors, officers and regular employees of the Company and its subsidiaries personally or by telephone or telegraph, but such persons will receive no additional compensation for such services. The
Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, utilize the services of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

     To the knowledge of the Board of
Directors, there were no persons who
beneficially owned more than five percent of the outstanding shares of the Company's common stock as of December 31, 1996.


SHAREHOLDER PROPOSALS

     If a shareholder proposal is to be
considered for inclusion in the proxy statement for a forthcoming meeting of the Company's shareholders, such proposal must be submitted on a timely basis and the proposal and proponent thereof otherwise must meet the requirements established by the Securities and Exchange
Commission for shareholder proposals. Proposals for the Annual Shareholders' Meeting to be held in 1998 will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices no later than November 28, 1997. Such proposals, together with any supporting statements, should be directed to the Secretary of the Company.



ITEM 1.  ELECTION OF DIRECTORS AND
INFORMATION WITH RESPECT TO DIRECTORS AND
OFFICERS

     The first item to be acted upon at the
Meeting is the election of five directors to Class B of the Board of Directors each to hold office for three years, or in each case until his or her successor shall have been elected and qualified. Directors will be elected by a plurality of the shares voting at the Meeting.

     Under the Company's Certificate of
Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. The total number of directors is fixed from time to time by the Board of Directors. As of the Meeting, the number of directors will be ten, reduced from thirteen at last year's annual meeting. Following the Meeting, the Board of Directors may realign the class affiliation of certain directors so as to more evenly distribute directors among the classes, with the result that one or perhaps two of the directors elected to Class B may be moved to another class up for reelection at an earlier meeting than the Class B directors.

     All proxies which are timely received by the Secretary in proper form prior to the election of directors at the Meeting, and which have not been revoked, will be voted "FOR" the Board's five nominees for Class B listed below (unless any nominee is unable to serve or for good cause will not serve), subject to any specific voting instructions received with any proxy, including the withholding of authority to vote for any or all nominees.

     Each of the Board's nominees has
consented to being named in this proxy
statement
and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. Each of the five nominees is presently serving on the Board of Directors. Also listed below are the current directors whose terms do not expire at the Meeting and who are expected to continue to serve on the Board after the Meeting and until their respective terms expire.

     The following information is provided
with respect to each nominee for director to be elected at the Meeting and each continuing director of the Company whose term of office extends beyond the date of the Meeting:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                  Shares of Common
                                                                Stock of the Company
                                                                  Beneficially Owned
Name and Principal                    Director of the        as of December 31, 1996(d)
Occupation(a)(b)(c)           Age       Company Since          Number          Percent

Nominees for Director:

Class B  (To be Elected to Terms Expiring in 2000):
John J. Carusone, Jr.          55          1996                   ---   (10)       ---
     Attorney, Carusone
     & Carusone
     (law firm)

Thomas L. Hoy.                 48          1996                 41,418   (7)       .72
President and
CEO of the Company
     and Glens Falls
     National Bank
    & Trust Company

David G. Kruczlnicki           44          1989                 11,119   (1)       .19
     President and CEO,
     Glens Falls Hospital
     (health care facility)

David L. Moynehan              51          1987                 11,686   (2)       .20
President,
Riverside Gas & Oil Co.
     (petroleum products
     distributor)

Daniel L. Robertson            68          1983                  7,335   (3)       .13
     President, Loomis &
     LaPann, Inc.
     (insurance agency)


Directors Continuing
   in Office:

Class A (Terms Expiring
    in 1999):

Michael B. Clarke              50          1988                  8,371            .15
     President and CEO,
     Glens Falls Cement Co.,
     Inc. (cement production)

Kenneth C. Hopper, M.D.        58          1983                 37,674   (4)      .65
     Chairman and CEO,
     Northeastern Clinical
     and Toxicology
     Laboratory, Inc.
     (medical laboratory)

Michael F. Massiano            62          1983                105,078   (5)     1.81
     Chairman of the Company
    and Glens Falls National
     Bank & Trust Company

Doris E. Ornstein              66          1987                  6,939            .12
     President, Wharton
     Business Brokers (real
     estate specialists)


Class C (Term Expiring
    in 1998):

Dr. Edward F. Huntington       66          1983                 10,727   (6)      .19
     Adjunct Professor, SUNY
     Albany and Plattsburgh


Shares Beneficially Owned By
Other Executive Officers:

John J. Murphy                 45           N/A                 47,268   (8)      .82
     Executive Vice President,
     Treasurer and CFO of the
     Company and Glens Falls
     National Bank and
     Trust Company


Shares Beneficially Owned By
All 12 Director Nominees,
Continuing Directors and
Executive Officers as a Group                                  299,191   (9)     5.10

NOTES:

     (a)  Certain of the nominees and
directors continuing in office also serve as directors of one or more of the Company's subsidiary banks, specifically, Glens Falls
National Bank and Trust Company or Saratoga
National Bank and Trust Company. Directors of the Company who also serve as directors of Glens
Falls National are Mr. Hoy, Dr. Huntington, Mr.
Kruczlnicki, Mr. Moynehan, Mr. Robertson, Mr.
Clarke, Dr. Hopper, Mr. Massiano and Mrs.
Ornstein. Mr. Carusone also serves as a director of Saratoga National Bank. Of the nominees and directors continuing in office, Mr. Hoy and Mr.
Massiano are now, or have been within the Company's last fiscal year, an executive officer of the Company.

     (b)  The business experience of each
director during the past five years was that typical to a person engaged in the principal occupation or business listed for each. Except as noted, each of the nominees and directors continuing in office has held the same or another executive position with the same employer during the past five years.

     (c ) No family relationship exists
between any two or more of the nominees, directors or executive officers of the Company or its subsidiaries, except that David L.
Moynehan, a director of the Company, is the brother-in-law of John J. Murphy, the Executive
Vice President, Treasurer and Chief Financial
Officer of the Company.

      (d) Beneficial ownership of shares,
determined in accordance with applicable
Securities and Exchange Commission rules, includes shares as to which a person, directly or indirectly, has or shares voting power and/or investment power, and all shares which the person has a right to acquire within 60 days of the reporting date. Unless otherwise noted below, each individual has sole beneficial ownership of all shares listed as beneficially owned by such individual.

     (1)  Includes 439 shares held jointly
with Mr. Kruczlnicki's wife.

     (2)  Includes 2,127 shares held jointly
with Mr. Moynehan's wife.

     (3)  Includes 869 shares held by Mr.
Robertson's wife directly.

     (4)  Includes 22 shares held by a company
that Dr. Hopper controls.

      (5) Includes 18,439 shares held in Mr.
Massiano's account under the
Company's ESOP, 3,379 shares held by his wife directly and 58,009 shares subject to exercisable options received by Mr. Massiano under the Company's compensatory stock option plans.

     (6)  Includes 9,110 shares held jointly
with Dr. Huntington's wife and 522
shares held in a Simplified Employee Pension
Plan.

     (7)  Includes 8,358 shares held in Mr.
Hoy's account under the Company's
ESOP, 804 shares held by his wife directly, 608 shares held by his sons directly, 270 shares held by him as custodian for his daughter and 18,740 shares subject to exercisable options received by Mr. Hoy under the Company's compensatory stock option plans.


     (8)  Includes 7,881 shares held in Mr.
Murphy's account under the Company's
ESOP, 6,816 shares held jointly with his wife and 32,571 shares subject to exercisable options received by Mr. Murphy under the Company's compensatory stock option plans.

     (9)  Includes 111,916 shares subject to
exercisable options received by such
persons under the Company's compensatory stock option plans.

     (10) Mr. Carusone held no shares as of
December 31, 1996 but he has since
purchased 40 shares.

          In 1996, the Board of Directors of
the Company met 10 times.  During the
year, each of the directors attended at least 75 percent of the total number of the meetings of both the Board and all the committees of which the director was a member.

          BOARD COMMITTEES

          The Company has an Audit Committee
which met two times during 1996. Members of the Committee are Directors Carusone, Clarke,
Huntington and Kruczlnicki. Messrs. Massiano and Hoy are ex-officio members and as such are expected to attend meetings and to provide information requested by, and to respond to questions from, Committee members. The Audit
Committee examines the soundness and solvency of the Company and its subsidiaries, causes suitable audits and examinations to be made, ensures that adequate fiscal controls and procedures are maintained, and makes recommendations and reports to the full Board of Directors.

     The Company has a Personnel Committee
which met two times during the last fiscal year.
Members of the Committee are Directors Clarke,
Huntington, and Kruczlnicki. Messrs. Massiano and Hoy are ex-officio members and as such are expected to attend meetings and to provide information requested by, and to respond to questions from, Committee members. The
Committee performs the functions of both a nominating and a compensation committee. In addition to making recommendations to the full
Board on nominations of candidates for director of the Company, the Committee reviews, not less often than annually, all compensation arrangements and benefit plans covering officers and employees of the Company and its subsidiaries and makes various recommendations and determinations on such matters. The
Committee also makes final determinations on all awards under the Company's compensatory stock plans, including grants of stock options to executives and other key employees. See "Report of Personnel Committee on Executive
Compensation," beginning on page 9 of this proxy statement. The Committee normally recommends candidates for director at its January meeting.
Any shareholder who wishes to submit a candidate for consideration by the Committee as a Board nominee at the Annual Shareholders' Meeting in 1998 must submit such candidate's name to the Committee no later than January 2, 1998, along with a brief resume of such candidate's qualifications as outlined in the Bylaws.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

          During 1996, the directors and
executive officers of the Company made timely filings of all securities transaction reports required to be filed by them with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, except for one late filing of a report by retired director
Herbert A. Heineman, relating to one
transaction, two late filings of reports by former director Edward C. Pike, relating to eight transactions and one late filing of a report by director John J. Carusone, Jr.


COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     No member of the Personnel Committee
during 1996 was an officer or employee of the Company or any of its subsidiaries during that year or a former officer of the Company or any of its subsidiaries, except for Herbert A.
Heineman, who served on the Committee from April
1995 to December 1996 and formerly had served as President and CEO of Glens Falls National Bank and Trust Company until his retirement on December 31, 1994. Mr. Massiano, who is Chairman of the Company and Glens Falls National Bank and
Trust Company and Mr. Hoy, who is President and
CEO of the Company and Glens Falls National Bank and Trust Company, are ex-officio members of the Committee. Ex-officio members have certain duties relating to the Committee, as described above under "Board Committees," but do not participate in Committee decisions.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning total compensation and compensatory awards received in the last three years by the Chief Executive Officer of the Company and each other executive officer whose salary and bonus exceeded $100,000 in 1996:

SUMMARY COMPENSATION TABLE

                                                                  Long-Term Compensation
                                     Annual Compensation            Awards       Payouts
                                                                  (f)      (g)
                                                      (e)     Restricted  No. of   (h)          (i)
     (a)                  (b)      (c )    (d)   Other Annual    Stock  Options/  LTIP      All Other
Name/Principal Position  Year   Salary    Bonus  Compensation   Awards    SARs   Payouts  Compensation
Michael F. Massiano      1996  $324,100  $ 82,500    ---          ---      ---     ---      $ 592,959
Chairman                 1995   319,800    82,500    ---          ---   16,500     ---         39,508
                         1994   319,300    89,100    ---          ---   17,160     ---         33,073

Thomas L. Hoy            1996  $150,700  $ 42,308    ---          ---   12,000     ---       $ 15,515
President and CEO        1995   134,050    28,100    ---          ---    7,700     ---         11,422
                         1994   105,000    14,200    ---          ---   11,440     ---         10,085

John J. Murphy           1996  $126,500  $ 52,600    ---          ---    7,000     ---       $ 13,615
Executive Vice           1995   118,000    26,500    ---          ---    7,700     ---         10,620
President, Treasurer     1994   110,000    14,900    ---          ---    5,720     ---         10,339
and CFO

Notes to Summary Compensation Table (note references are to columns):

     (c)  Salary:  Includes base salary and
all fees received as a director of the Company or any subsidiary bank, whether such amounts are deferred or paid immediately.

     (d)  Bonus:  Includes elective cash
distributions under the Company's Short-Term
Incentive Award Plan and any other cash bonuses.
Under the Plan, annual bonuses are paid to key employees, including executive officers of the Company, provided certain pre-established threshold and/or target earnings levels have been attained.

     (e)  Other Annual Compensation:  Excludes
perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. No executive officers received perquisites having a value greater than such amount in any of the last 3 years.

     (g)  Options:  Represents the number of
shares subject to options granted to the named executive officer (as adjusted for stock dividends). For more information on options, see the tables and notes under "Stock Option
Plans" below.

     (i)  All Other Compensation:  Includes
(i) dollar amounts paid, payable or accrued to any named executive officer during the respective year pursuant to any plan or arrangement relating to his resignation, retirement or termination of employment (ii)the value of the Company's contributions to the ESOP for the named executive officers and (iii) amounts paid for premiums for term life insurance benefitting the named executive officer. In 1996, the amounts indicated for each of the named executive officers consisted of the following: Mr. Massiano, $551,359 accrued for all amounts payable in the future to Mr. Massiano under his severance package
(excluding Retirement Plan and SERP pension supplement payments), $32,481 for ESOP and $9,119 for term life insurance; Mr. Hoy, $14,479 for ESOP and $1,037 for term life insurance; and Mr. Murphy, $12,724 for ESOP and $891 for term life insurance.

STOCK OPTION PLANS

     In past years, the Company has maintained compensatory stock plans under which key employees have been granted stock options, including both tax qualified (incentive) stock options and non-qualified stock options.
Information relative to stock option activity for the named executive officers in the Summary
Compensation Table above for the year ending
December 31, 1996, is set forth in the following tables:

OPTION/SAR GRANTS TABLE


                                      Options/SAR Grants in Last Fiscal Year
                                                  Individual Grants

                                               (c )
                              (b)          % of Total     (d)                      (f)
                             No. of      Options/SARs Per Share               Grant Date
                         Securities        Granted to  Exercise     (e)          Present
 (a)              nderlying Options/     Employees in   or Base  Expiration        Value
Name                   SARs Granted       Fiscal Year     Price        Date     (dollars)
Michael F. Massiano             ---               N/A       N/A         N/A          N/A

Thomas L. Hoy                12,000             23.53%   $23.94  11/27/2006      $69,720

John J. Murphy                7,000             13.73%   $23.94  11/27/2006      $40,670

Notes to Stock Option Table (note references are to columns):

     (b)  All options listed were granted on
11/27/96 without tandem stock appreciation rights (SARs). Options awarded under the Company's compensatory stock plans normally become exercisable in stages (e.g., options awarded in 1996 become exercisable in 25 percent increments on each of the first four anniversaries of the date of the grant).

     (d)  Represents 100 percent of the market
value of the common stock on the date of grant, based on the average of the closing bid and asked prices reported on NASDAQ for such date.

     (e)  Options awarded under the Company's
compensatory stock plans normally have 10 year terms, subject to earlier termination in the event of death, disability, retirement or termination of employment with the Company.

     (f)  The estimated grant date present
value of the options has been determined by using the Black-Scholes option pricing model, a commonly-used method of valuing options on the date of grant. The assumptions utilized in applying the Black-Scholes model were as follows: (a) the useful life of the options was estimated to be seven years from the date of the grant; (b) the risk-free discount rate applied for purposes of the valuation, consistent with the seven-year estimated life of the options, was the seven-year Treasury Rate as of the date of grant; (c)the volatility factor utilized was the three-year volatility of the Company's
Common Stock, or 21.33 percent (volatility is calculated based on fluctuations of daily closing stock prices); (d) the dividend yield on the Common Stock was assumed to be 3.25 percent for purposes of the analysis only; and (e) a discount of 3 percent per year was utilized reflecting estimated risk of forfeiture prior to exercise.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                          (d)                  (e)
                                                          Number of  Value of Unexercised
                                               Unexercised Options/          In-the Money
                                                     SARs at FY-End       Options/SARs at
(a)                       (b)             ( c)        (Exercisable/  FY-End (Exercisable/
Name                 Shares Acquired  Value Realized  Unexercisable)       Unexercisable)
Michael F Massiano       23,877         $279,472         E - 58,009         E - $641,258
                                                         U -      0         U - $      0

Thomas L. Hoy             5,788          $56,439         E - 18,740         E - $207,715
                                                         U - 24,732         U - $123,836

John J. Murphy            2,894          $33,359         E - 32,571         E - $459,132
                                                         U - 17,182         U - $ 97,070


Notes to Option/SAR and Year-End Value Table
(note references are to columns):

(d)E=Exercisable,  U=Unexercisable

(e)The dollar value of unexercised in-the-money options at December 31, 1996, was calculated by determining the difference between the market value of the securities underlying the options at year-end, based upon the average of the closing bid and asked prices as reported on NASDAQ as of December 31,1996, and the exercise price of the options.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including language that might be interpreted to incorporate by reference future filings, including this proxy statement, in whole or in part, in such previous filings, the following
Performance Graph and Personnel Committee Report shall not be incorporated by reference into any such filings:


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS AMONG ARROW
FINANCIAL CORPORATION, THE NASDAQ STOCK MARKET (U.S. Companies),
AND NASDAQ BANK STOCKS


                               12/31/91  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
                                                                          <C.
Arrow Financial Corporation         100     163.4     265.0      349.5     439.2     638.1

Nasdaq Stock Market
     (US Companies)                 100     116.4     133.6      130.6     184.7     227.2

"Nasdaq Bank Stocks
   (SIC 6020-6029,
   6710-6719 US & Foreign)"         100     145.6     166.0      165.4     246.3     325.6



Notes:    A. Data prepared by the Center for Research in Securities Prices,
               University of Chicago.
          B. The lines represent monthly index levels derived from compounted daily returns that include all dividends.
          C. The indexes are reweighted daily, using the market capitalization
               On the previous trading day.
          D. The indexlevel for all series was set to $100.00 on 12/31/91.
</TABLE)

REPORT OF PERSONNEL COMMITTEE
ON EXECUTIVE COMPENSATION


Introduction

     Among its other functions, the Personnel
Committee (the "Committee") acts on compensation matters related to the Chief Executive Officer
(the "CEO") and other executive officers. On an annual basis, the Committee reviews compensation data and recommendations received from management, and such additional input as may be sought and received from compensation consultants. The Committee then develops its own compensation recommendations, which it submits to the full Board for consideration and approval. The Committee also has the discretion to make final decisions on grants of awards to key employees, including executive officers, under the Company's stock-based compensation plans.

     The Committee is submitting this report
summarizing its involvement in 1996 in setting compensation policy and making compensation recommendations and decisions for executive officers generally and for President and CEO, Thomas L. Hoy, specifically.


Compensation Philosophy

     Since 1990, the Company, with the
Committee's concurrence, has utilized three types of remuneration in its executive compensation program - specifically, base salary, annual incentives (bonus) and long-term incentives. Base salary is set annually within competitive ranges with some relationship between salary and prior period performance.
The annual incentive or bonus component has been addressed through the Company's Short-Term
Incentive Award Plan. Awards under this plan are tied both to the annual performance of the relevant business unit and also to the executive's individual performance during the year. The long-term incentive component has been addressed through a succession of stock-based compensation plans, including the current Long-Term Incentive Plan, which provides for grants of stock options, restricted stock, or similar stock-based compensatory awards.

     The Committee reviews this three-tiered
program of executive compensation on an annual basis and makes recommendations to the full
Board on any adjustments among the component elements that it believes are appropriate.

     All three components of the Company's
program are intended to attract, retain and motivate executives. Types and amounts of executive compensation are established based upon the varying levels of responsibility of the individual executives, subjective and objective evaluations of their performance and the performance of their relevant business unit.
Attention is also given to the compensation being paid to executives by other banking organizations in the Company's peer group, particularly those organizations doing business in the Company's geographic market.

     The overall remuneration payable to the
CEO, as a general policy, is based upon certain corporate performance factors (specifically, earnings per share, capital accumulation, strategic initiatives and new products and markets) and upon individual performance factors
(such as leadership, commitment to the community and professional standing). In making its recommendations on CEO compensation, the
Committee also takes into account CEO
compensation at peer group banks.

Compensation Administration

     Base salaries for executive officers,
including the CEO, are reviewed on at least an
annual basis, and if appropriate, reviews of and
adjustments in base salaries may be made during
the course of the year.    Base salary increases
depend on an executive's contributions to the
Company's performance, as well as consideration
of the executive's position within an
appropriate salary range.  Normally, any base
salary

 increases will reflect median increases
in both the banking industry and industry in general, after consideration of the Company's performance. Committee recommendations are considered in the salary review process although final determinations on executive base salaries are made or approved by the full Board.

     The annual incentive program, in the form of the Company's Short-Term Incentive Award
Plan, contains both objective and subjective elements. Under the Plan, individual bonuses are payable to key employees for a particular fiscal year only if certain pre-established financial performance levels for the year are satisfied, and the size of individual bonuses may then vary depending on the extent to which those levels are met or exceeded and on certain subjective measures of performance. The
Committee works with management at the beginning of the fiscal year in establishing targeted performance levels under the Plan for that year.
In determining targets under the Plan, the Committee traditionally focuses upon operating earnings. If Plan targets are met in any year, final decisions on those key employees entitled to Plan bonuses and the amounts of those bonuses are made by the Committee at the beginning of the following fiscal year. The Committee considers senior management's recommendations in making its final determinations on annual bonuses for executive officers. The full Board typically ratifies the Committee's decisions.

     Grants of long-term incentive awards under the Company's stock-based compensation plans are within the discretion of the Committee and normally are made at the end of each fiscal year, if appropriate. Occasionally, such awards are granted by the Committee during the course of the year.

     In 1993, Congress adopted a new provision of the Internal Revenue Code, Section 162(m), which disallows a tax deduction to public companies for any compensation exceeding $1 million paid to certain top executives. The
Committee does not believe the statutory ceiling on deductible compensation will be relevant to the Company in the foreseeable future.

Compensation Decisions in 1996

     During 1996, Thomas L. Hoy was elevated to the position of President and CEO of the Company while Michael F. Massiano, who served as President and CEO of the Company for 13 years, elected to retire from that position and continue as Chairman, effective January 1, 1997.


     Base Salary: Mr. Hoy received significant base salary adjustments in 1996 and 1997 to reflect his expanded role and greater responsibilities with the Company. In light of the Company's continued solid earnings record and the exceptional performance of the management team in 1996, including the completion of a successful sale of the Vermont operations, the other senior executives of the Company also received proportional upward salary adjustments.

     Bonus:  In the first half of 1996, the
Committee in consultation with management, set target earnings levels under the Short-Term
Incentive Award Plan at levels somewhat in excess of the prior year's actual operating earnings adjusted for the intervening disposition of the Vermont operations.
Simultaneously, the Committee established threshold earnings levels at amounts approximately 90 percent of the target levels, with the understanding that if earnings fell below the threshold levels, no Plan awards would be made. The 1996 corporate results exceeded both the threshold and target levels. As a result, the Committee approved bonuses for key employees, including the executive officers, at the beginning of 1997. These bonuses were ratified by the Board. The individual bonuses received by the executive officers, which are listed in the Summary Compensation Table on page
6, averaged approximately one-fourth of 1996 salaries for this group.

     Long-term Incentives:  The Company's
current vehicle for grants to executives of stock-based compensatory awards is the Long-Term
Incentive Plan, which was approved by
shareholders at the 1993 Annual Meeting.  The
Long-Term Incentive Plan initially provided for grants of compensatory awards of up to 371,205 shares (as adjusted for stock dividends) of the Company's common stock to key employees of the Company or its subsidiaries. At year end 1996, 119,006 shares remained available for future grants under this Plan. Awards may take the form of stock options, shares of restricted stock or performance unit shares. Stock options granted under the Plan must have an exercise price at least equal to the fair market value of the underlying stock on the date of grant. Under the Plan, the Committee has the discretion to determine which key employees, if any, are to receive awards from time to time and the types and amounts of awards granted to them.

     Committee awards to senior executives
under the Company's stock-based plans typically have taken the form of stock options. With stock options, executives are compensated only if the Company's stock price improves over the life of the option and only if the executive continues in the employment of the Company until the option has become exercisable. At year-end
1996, because of significant improvement in all continuing key performance areas, the Committee determined that grants of stock options would be awarded to all continuing executive officers.
Stock-based awards constituted approximately one-sixth to one-fourth of overall executive compensation for 1996. Such awards are included in the Summary Compensation Table on page 6 and in the Option/SAR Grants Table on page 7.

     In reaching its recommendations and
decisions at the end of 1996 regarding the compensation of new President and CEO Thomas L.
Hoy, the Committee was particularly influenced by the vital role played by Mr. Hoy in the Company's overall operations in recent years, his leadership qualities, his ability to assume the Company's top position in a time of intense industry competition and rapid change, and the high expectations now placed on Mr. Hoy by the Board of Directors for the Company's future. As in prior years, the Committee was also cognizant of CEO compensation practices at peer group banks. In 1996, as in prior years, the Committee used as a basis of comparison the reported CEO compensation of a peer group of publicly held bank holding companies located in upstate New York and Vermont. This year there were seven companies in that peer group. This peer group is different from, but contains some of the same banks as, the group of companies whose stocks are included in the NASDAQ Bank
Stock Index represented on the Performance Graph on page 8 of the proxy statement.


Personnel Committee

Michael B. Clarke, Chairman
Dr. Edward F. Huntington
David G. Kruczlnicki


EMPLOYMENT CONTRACTS

     Thomas L. Hoy, President and Chief
Executive Officer of the Company, and John J.
Murphy, Executive Vice President, Treasurer, and
Chief Financial Officer of the Company, are serving under employment contracts with the Company. Under these contracts, each is guaranteed his current base annual salary, plus bonuses as determined by the Board of Directors of the Company, and certain other benefits for the duration of his contract. Mr. Hoy and Mr.
Murphy first entered into their contracts on December 31, 1990. In each case, the contract will continue until December 31 of the first year after that year, if any, when the Board of Directors of the Company elects not to grant a one year extension of the contract. In November
1996, the Board granted one year extensions of both contracts. The contracts provide that, in the event of a change in control of the Company, or if the officer in question is assigned less important duties, the officer may elect early retirement and receive payment in installments
(or in a lump sum, in the event of financial hardship) of an amount equal to approximately two times his salary under the contract plus the present value of certain benefits lost as a result of early retirement.

     Each of the employment contracts described above provide that the total amount of salary and retirement benefits paid thereunder in the event of a change in control may not exceed the threshold amount triggering "excess parachute payments" under Section 280G(b) of the Internal
Revenue Code.

     Michael F. Massiano, Chairman of the Board and formerly the President and Chief Executive
Officer of the Company, retired from active employment effective December 31, 1996. At that time, Mr. Massiano surrendered the remaining portion of his employment contract, which was similar to contracts held by Messrs. Hoy and Murphy described above, and received, in return, a severance package approved by the Board of Directors. Under the severance package, Mr.
Massiano will receive from the Company, in addition to the benefits payable to him under the Company's defined benefit retirement plan
(the "Retirement Plan") monthly payments under the Company's select executive retirement plan
(the "SERP"), a portion of which was accrued as expense in 1996. The amount of this accrued expense has been included in the Summary
Compensation Table on page 6. The monthly payments receivable by Mr. Massiano under the
SERP will consist of (i) the amount he would have received under the Retirement Plan but was unable to receive thereunder due to maximum payment limitations for tax-qualified pension plans under federal law (ERISA), plus (ii) an amount under the early retirement provision of the SERP of approximately $60,000 per year. For a description of the Retirement Plan and the SERP, see "Pension Plan," below. Under the severance package Mr. Massiano also will receive coverage under the Company's term life insurance through September 1, 1999, ownership of the Company automobile formerly used by him and accelerated vesting of 20,955 stock options granted to him in 1994 and 1995. For at least the next two years, Mr. Massiano will continue to serve as Chairman and will devote substantial time and effort to Company matters on an unsalaried basis.


COMPENSATION OF DIRECTORS

     Each director of the Company currently
receives for his or her services as a director a fee of $500 per monthly Board of Directors meeting attended, $400 per meeting attended of committees of which he or she is a member, and an annual retainer fee of $4,000. The Chairmen of the Company's Audit and Personnel Committees receive an additional annual retainer of $1,500.
Directors of the subsidiary banks receive a fee of $400 per Board meeting attended. Subsidiary bank directors also receive a fee of $350 for each committee meeting attended and an annual retainer of $2,500.

     The Company maintains an unfunded Director
Deferred Compensation Plan. Under this plan, each director of the Company is able to make an irrevocable election to defer, during his or her term of office, all or a portion of the directors' fees due. The account of a participating director is credited with the dollar amount of deferral and with quarterly interest payments on the balance at a rate equal to the best rate being paid from time to time by Glens Falls National Bank and Trust Company on its Individual Retirement Account certificates of deposit. Directors who participate in the Directors Deferred Compensation Plan receive payments from their accounts in cash, either in lump sum or in annual installments, commencing at a preselected deferral date. In 1996, four directors of the Company participated in the plan.

PENSION PLAN

     The Company maintains a tax-qualified
Defined Benefit Retirement Plan (the "Retirement
Plan") for eligible employees.  The Retirement
Plan covers employees of the Company and all subsidiaries who work 1,000 hours or more per year, have attained the age of 21, and have completed one year of service.

     Annual retirement benefits under the
Retirement Plan are computed according to a formula based on the employee's annual average earnings for the highest consecutive five of the last ten years of service and his or her number of years of service and are subject to certain limits under federal law, specifically, the Employee Retirement Income Security Act
("ERISA").  Covered compensation under the
Retirement Plan includes salary, overtime, sick pay, bonuses, and certain other cash and noncash benefits, including any compensation realized upon exercise of stock options. Covered compensation under the Plan during 1996 for the named executive officers in the Summary
Compensation Table on page 6 includes all of the compensation listed in columns (c) and (d) of the Summary Compensation Table minus any directors' fees included therein, plus certain term insurance premiums paid on behalf of the executive officers (included in column (i) of the Table) plus certain amounts not included in the Table such as the Company's matching contributions to the officers' Employee Stock
Purchase Plan accounts, and the dollar value of the limited perquisites provided to the named executive officer.

     The Company also maintains an unfunded
Select Executive Retirement Plan ("SERP"), which contains both a pension supplement feature and a special early retirement feature. The pension supplement feature is structured so as to compensate those senior officers who are selected to participate in the SERP for any pension benefits which would have been received by them under the Company's Retirement Plan described above were it not for the maximum payment limitations for such plans established under ERISA. Under the special early retirement feature of the SERP, certain of the senior officers participating in the SERP who retire early may be approved by the Board to receive an additional retirement payment, in a lump sum or a series of installments. During 1996, Mr.
Massiano was selected to participate under both features of the SERP, and his severance package from the Company includes payments receivable by him thereunder. See "Employment Contracts" above. Mr. Hoy and Mr. Murphy have been selected to participate in the pension supplement feature of the SERP.

     The following table presents estimated
annual retirement benefits payable under the Company's Retirement Plan and SERP to persons having specified final average earnings and years of service, assuming such persons are covered under the SERP's pension supplement feature (but excluding any amounts receivable under the SERP's special annuity feature.)




                                                Estimated Annual Pension Based
                                                on Years of Service Indicated
                                             For Those Retiring at Age 65 in 1997
Average Annual Earnings
For Last 5 Years of Service        15        20        25        30        35        40
$    100,000                $  24,053 $  32,070 $  40,088 $  48,104 $  56,122 $  63,372
     150,000                   37,178    49,570    61,963    74,354    86,747    97,622
     200,000                   50,303    67,070    83,838   100,604   117,372   131,872
     250,000                   63,428    84,570   105,713   126,854   147,997   166,122
     300,000                   76,553   102,070   127,588   153,104   178,622   200,372
     350,000                   89,678   119,570   149,463   179,354   209,247   234,622
     400,000                  102,803   137,070   171,338   205,604   239,872   268,872
     450,000                  115,928   154,570   193,213   231,854   270,497   307,122

     The number of credited years of service
under the Plan as of December 31, 1996, for the named executive officers in the Summary
Compensation Table is as follows: 40 years for Mr. Massiano, 22 years for Mr. Hoy and 23 years for Mr. Murphy.

     Benefits under the Plan are computed as
straight-life annuity amounts although
participants may make certain alternative elections upon or before retirement. Amounts payable to executives under the Retirement Plan and the SERP are not subject to offset for Social Security benefits.


TRANSACTIONS WITH DIRECTORS, OFFICERS AND
ASSOCIATES

     Some of the nominees for director,
continuing directors, and executive officers of the Company (and members of their immediate families and corporations, organizations, trusts and estates with which these individuals are associated) have, at some time since January 1, 1996, been indebted to one or more of the Company's subsidiary banks in amounts of $60,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates andcollateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons. No such loan is classified by the lending bank at present as a non-accrual, past due, restructured or potential problem loan.

     Director John J. Carusone, Jr. is an
attorney in the firm of Carusone and Carusone, Saratoga Springs, New York. During 1996, Mr.
Carusone's firm rendered legal services to the Company's subsidiary, Saratoga National Bank and
Trust Company on a variety of matters, billed at regular firm rates.

     Outside of these and other normal customer relationships, none of these persons (or members of their immediate families) presently maintains or has maintained since January 1, 1996, directly or indirectly, any significant business or personal relationship with the Company other than such as might arise by virtue of his/her position with, or ownership interest in, the Company.

INDEPENDENT AUDITORS

     KPMG Peat Marwick, Certified Public
Accountants, were the auditors for the Company for the year ended December 31, 1996. The Audit
Committee and Board are in the process of selecting the auditors for 1997.
Representatives of KPMG Peat Marwick are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire, and it is expected that they will be available to respond to appropriate questions from shareholders.


OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

          By Order of the Board of Directors


                    Gerard R. Bilodeau
                    Secretary

March 28, 1997

PROXY
ARROW FINANCIAL CORPORATION
250 GLEN STREET
GLENS FALLS, NY 12801

ANNUAL MEETING OF SHAREHOLDERS -  APRIL 30, 1997

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS OF ARROW
FINANCIAL CORPORATION

The undersigned hereby appoint(s) Robert G.
Landry and Bernard F. McPhillips, or either of them, with full power to act alone, the proxies of the undersigned, with full power of substitution and revocation, to vote all the shares of common stock of Arrow Financial
Corporation ("Arrow"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of Arrow to be held at the Queensbury Hotel, Maple and Ridge Streets, Glens
Falls, New York 12801, at 2:00 p.m. on
Wednesday, April 30, 1997, and at any
adjournment thereof, with all powers the undersigned would possess if personally present as follows:

(To be Signed on Reverse Side)





[ X ] Please mark your votes as in this example using dark ink only.




1. Election of Directors
[   ] FOR all nominees listed at right (except
         as limited  below)
[   ] WITHHOLD authority to vote for all
         nominees listed at right:

Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) in the space provided.

---------------------------

Nominees: Class B:  John J. Carusone, Jr
                    Thomas L. Hoy
                    David G. Kruczlnicki
                    David L. Moynehan
                    Daniel L. Robertson

You are requested to complete, date and sign this card and return this Proxy promptly to:

American Stock Transfer & Trust Company
40 Wall Street, 46 Fl.
New York, N.Y. 10269-0436


This Proxy will be voted as directed herein.  IF
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" PROPOSAL 1. If any other business is properly presented at the Annual Meeting, or any adjournments thereof, this Proxy will be voted at the discretion of Arrow's Board of Directors.
The undersigned hereby revoke(s) any proxies heretofore given by the undersigned to vote at the Annual Meeting, or any adjournments thereof.

-----------------
DATE


-----------------------------
SIGNATURE


-----------------------------
SIGNATURE
IF HELD JOINTLY

Note: If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.